SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
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☐ Soliciting Material under Rule 14a-12

Seabulk International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Seabulk International, Inc.

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 27, 2004

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Seabulk International, Inc. (the “Company”) will be held at 10:30 a.m. local time on May 27, 2004, at the Port Everglades Administration Building, 1850 Eller Drive, Ft. Lauderdale, Florida, for the following purposes:

1.	to elect ten Directors to serve on the Board of Directors for a one-year term;

2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2004; and

3.	to transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 5, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

     If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting. Because of security requirements at Port Everglades, you should also call Investor Relations at 954-524-4200, ext. 333 and leave your name so that the Port has a list of attendees prior to the Meeting.

     Your vote is important to the Company. We encourage you to sign and return your proxy card, or use telephone or Internet voting, before the Meeting, so that your shares will be represented and voted at the Meeting.

By Order of the Board of Directors,

/s/ Alan R. Twaits
Alan R. Twaits
Senior Vice President,
General Counsel and Secretary

Fort Lauderdale, Florida
April 12, 2004

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
1. ELECTION OF DIRECTORS
2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS
3. OTHER MATTERS
SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS

Seabulk International, Inc.

2200 Eller Drive
Fort Lauderdale, Florida 33316
Tel: (954) 523-2200

PROXY STATEMENT
FOR THE
2004 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to the holders of the Common Stock of Seabulk International, Inc. (the “Company”) in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 27, 2004 and any adjournments thereof (the “Meeting”).

     The enclosed proxy is for use at the Meeting if the shareholder will not be able to attend in person. Any shareholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy also may be revoked by any shareholder present at the Meeting who votes his or her shares in person.

     The Notice of the 2004 Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy, and the 2003 Annual Report to Shareholders were first mailed to Shareholders on or about April 20, 2004. The cost of soliciting proxies will be paid by the Company. In addition to solicitation by use of the mail, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram, in person, or by electronic mail (e-mail). Arrangements also may be made with brokerage firms, custodians, nominees, and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock of the Company and the Company will reimburse them for their reasonable out-of-pocket expenses.

     All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the shares will be voted FOR the election of the named nominees as Directors and FOR each of the other proposals set forth in the Notice of 2004 Annual Meeting of Shareholders and this Proxy Statement.

     A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required for approval of all other items being submitted to the shareholders for their consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

     Only holders of record of Common Stock at the close of business on April 5, 2004 are entitled to vote at the Meeting. On that date, 23,407,529 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting. Holders of a majority of the outstanding shares of Common Stock are required to be represented in person or by proxy to constitute a quorum at the Meeting.

1. ELECTION OF DIRECTORS

     The Company’s amended Certificate of Incorporation and Amended and Restated By-Laws provide for one class of Directors each with a term of one year. The Board currently consists of ten members, comprised of Messrs. Benacerraf, Cressy, Durkin, Huseman, Keiser, Kurz, Lapeyre, Leuschen, Moore, and Webster. At the Meeting, all ten directors are to be elected to serve for a term of one year or until their successors are duly elected.

Directors and Nominees

Nominees

     The following are the nominees to serve as members of the Board of Directors:

Name	Age	Current Position
Ari J. Benacerraf(1) (4)	40	Director
Peter H. Cressy(2)(3) (4)	62	Director
David A. Durkin	35	Director
Kenneth V. Huseman	52	Director
Robert L. Keiser(1) (2)	61	Director
Gerhard E. Kurz	64	Chairman of the Board, President, Chief Executive Officer and Director
Pierre F. Lapeyre, Jr.(1) (4)	41	Director
David M. Leuschen(3)	53	Director
Thomas P. Moore, Jr. (2) (4)	65	Director
Steven A. Webster(3)	52	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Finance Committee

     Mr. Benacerraf, a director of the Company since September 2002, serves as a Managing Director of Credit Suisse First Boston LLC in the Merchant Banking Group, a position he has held since November 2001. Mr. Benacerraf joined Credit Suisse First Boston Corporation in November 2000 upon the merger with Donaldson, Lufkin & Jenrette, where he was a Principal in the Merchant Banking Group since 1995. Mr. Benacerraf serves on the Board of Directors of Frontier Drilling ASA, Amatek Holdings SA, UAE Holdings Corp., and American Ref-Fuel Company. Mr. Benacerraf holds an M.B.A. degree from the Johnson School of Management at Cornell University.

     Dr. Cressy, a director of the Company since March 2000, has been President and Chief Executive Officer of the Distilled Spirits Council of the United States, Inc. (DISCUS) since September 1999. Prior to joining DISCUS, he was Chancellor of the University of Massachusetts at Dartmouth for six years. From 1991 to 1993, he was President of the Massachusetts Maritime Academy. Dr. Cressy, who has a Ed.D. in education from the University of San Francisco and is a Yale graduate, is a retired U.S. Navy Rear Admiral. He joined the Navy in 1963. During his 28-year career, he held senior positions at the State Department, on Capitol Hill, at the Pentagon and held major command assignments. He concluded his naval career as Commander, Fleet Air Mediterranean and Commander, NATO Air Mediterranean during Operation Desert Storm. Dr. Cressy is a Director of the distilled spirits industry’s educational foundation, The Century Council.

     Mr. Durkin, a director of the Company since September 2002, serves as a Director of Credit Suisse First Boston LLC in the Merchant Banking Group, a position he has held since January 2003. Mr. Durkin joined Credit Suisse First Boston Corporation in November 2000 upon the merger with Donaldson, Lufkin & Jenrette, where he was a Vice President in the Merchant Banking Group since 2000. Prior to that, he served as a Vice President in the Leveraged Finance Group and other roles within investment banking since 1996. Mr. Durkin serves on the Board of Directors of AKI, Inc., Merrill Corporation, and Prometheus Laboratories, Inc. Mr. Durkin holds an M.B.A. degree from the Wharton School at the University of Pennsylvania.

     Mr. Huseman, a director of the Company since September 2002, serves as the President and Chief Executive Officer of BASiC Energy Services, a position he has held since April 1999. Prior to that, Mr. Huseman held several executive roles at Key Energy Services and its predecessors, including serving as Chief Operating Officer between 1996 and 1999. From 1978 through 1993, Mr. Huseman held several senior operational positions at Pool Energy Services. Mr. Huseman received a B.B.A. in Accounting from Texas Tech University.

     Mr. Keiser has served as a director since March 2000. He is former Chairman of the Board of the Kerr-McGee Corporation, an international energy concern, from which he retired in 1999. He was previously Chairman and Chief Executive Officer of the Oryx Energy Company from 1995 to 1999, and Chief Operating Officer from 1991 to 1994. A graduate of the University of Missouri in Rolla, he joined the Sun Company, Inc. in 1965 and became Vice President of Planning and Development for Oryx when that company was spun off from Sun in 1988. Mr. Keiser is on the Board of Directors of Lone Star Technologies Inc. and is a member of the Society of Petroleum Engineers.

     Mr. Kurz was elected Chief Executive Officer and a Director of the Company in April 2000, President in September 2000, and Chairman in September 2002. He formerly served as President of Mobil Shipping and Transportation Company (MOSAT), a Mobil Oil-affiliated company from which he retired in March 2000. Mr. Kurz joined Mobil in London in 1964 as a Chartering Assistant. In 1965 he was transferred to Mobil’s Marine Division in New York. After a series of assignments, he was named Vice President of Planning, Middle East and Marine Transportation, and then President of MOSAT in 1989. Mr. Kurz is past Chairman of the Marine Preservation Association and the Oil Companies International Marine Forum. He serves on the Board of Directors of the American Bureau of Shipping and chairs its Audit Committee. He previously chaired its Finance and Nominating Committees. He also serves on the Boards of the Seamen’s Church Institute, the Coast Guard Foundation, and the Newport News Mariners’ Museum. He is a founding member and Chairman of the Massachusetts Maritime Academy’s International Business Advisory Council and a member of the International Advisory Board to the Panama Canal Authority. Mr. Kurz is the recipient of numerous awards and honors, including the International Maritime Hall of Fame Award, the 1999 SeaTrade “Personality of the Year” award, the Seamen’s Church Institute Silver Bell Award, the Order of the U.S.S. St. Mary’s Medal from the State University of New York Maritime College, the U. S. Coast Guard Award and

Medal for Meritorious Public Service, and the Seafarers’ House International Golden Compass Award. He holds an Honorary Doctorate Degree from Massachusetts Maritime Academy.

     Mr. Lapeyre, a director of the Company since September 2002, is a Founder and Managing Director of Riverstone Holdings LLC, responsible for sourcing and negotiating investments, as well as post-closing financial structuring and monitoring. In addition, he serves on the Fund’s Managing Committee responsible for all portfolio activity. Prior to founding Riverstone in 2000, Mr. Lapeyre was a Managing Director at Goldman Sachs & Co., where he spent 14 years in the Global Energy and Power Group. Mr. Lapeyre currently serves on the Board of Legend Natural Gas, Magellan Midstream Partners L.P., CDM Resources, Frontier Holdings, Mariner Energy and InTank Services. Mr. Lapeyre received his B.S. degree in Finance/Economics from The University of Kentucky, and his M.B.A. from The University of North Carolina.

     Mr. Leuschen, a director of the Company since September 2002, is a Founder and Managing Director of Riverstone Holdings LLC, responsible for sourcing and negotiating investments, as well as post-closing portfolio company monitoring. In addition, he serves on the Fund’s Managing Committee responsible for all portfolio activity. Prior to founding Riverstone in 2000, Mr. Leuschen spent 22 years with Goldman Sachs. He joined the firm in 1977, founded the firm’s Global Energy and Power Group in 1982, became a Partner in 1986, and remained a Partner with the firm until leaving to found Riverstone in 2000. Mr. Leuschen has served as a Director of Frontier Drilling ASA, Legend Natural Gas, InTank Services, and Mega Energy LLC, as well as a significant number of other industry-related business and nonprofit Boards of Directors. He is also owner and President of Switchback Ranch LLC, an integrated cattle ranching operation in the western U.S. Mr. Leuschen received his A.B. degree from Dartmouth College, and his M.B.A. from Dartmouth’s Amos Tuck School of Business.

     Mr. Moore, a director of the Company since December 1999, is a Principal of State Street Global Advisors and is a member of the State Street Global Advisors International Equity Team. From 1986 through 2001, he was a Senior Vice President of State Street Research & Management Company and was head of the State Street Research International Equity Team. From 1977 to 1986 he served in positions of increasing responsibility with Petrolane, Inc., including Administrative Vice President (1977-1981), President of Drilling Tools, Inc., an oilfield equipment rental subsidiary (1981-1984), and President of Brinkerhoff-Signal, Inc., an oil well contract drilling subsidiary (1984-1986). Mr. Moore is a Chartered Financial Analyst and a Director of First Community Bank in Woodstock, VT. Mr. Moore holds an M.B.A. degree from Harvard Business School.

     Mr. Webster, a director of the Company since September 2002, is Chairman of Global Energy Partners, a merchant banking affiliate of CSFB Private Equity that makes investments in energy companies and has served in that capacity since 2000. From 1998 to 1999, Mr. Webster served as Chief Executive Officer and President of R&B Falcon Corporation, and from 1988 to 1997, Mr. Webster served as Chairman and Chief Executive Officer of Falcon Drilling Corporation, both offshore drilling contractors. Mr. Webster is on the Board of Directors of Brigham Exploration Company, Carrizo Oil & Gas, Inc., Goodrich Petroleum Corporation, Grey Wolf Inc., Camden Property Trust, Crown Resources Corporation, and Geokinetics, Inc. Mr. Webster also serves on the Boards of several privately held companies primarily in the energy industry. In addition, Mr. Webster serves as Chairman of Carrizo Oil & Gas, Crown Resources and BASiC Energy Services, Inc., a privately held oil and gas service company. Mr. Webster is the founder and an original shareholder of Falcon Drilling Company, Inc., a predecessor to Transocean, Inc., and is a co-founder and original shareholder of Carrizo Oil & Gas, Inc. Mr. Webster holds a B.S.I.M. from Purdue University and an M.B.A. from Harvard Business School. Mr. Webster serves on the Dean’s Advisory Board for Purdue.

Certain Board Information

     The Board of Directors supervises the management of the Company as provided by Delaware law. The Board of Directors has four committees: the Audit Committee, the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. Each of the committees has a charter, which is available for viewing on the Company’s Web site at www.seabulkinternational.com. The Board has three independent directors, Messrs. Cressy, Keiser and Moore.

     The Audit Committee hires the Company’s independent public accountants; oversees the Company’s financial reporting process and reports the results of its activities to the Board; reviews the work of, and approves audit services performed by, the independent public accountants; oversees the work of the Company’s internal audit department; makes recommendations to the Board; and administers the Company’s policy with respect to transactions with affiliated persons and with respect to grievances relating to accounting and controls. The Committee pre-approves the yearly audit plan of the independent public accountants. Its current members are Messrs. Moore (Chairman), Cressy and Keiser. Each member is independent as defined by the Rules of the Securities and Exchange Commission and NASDAQ. Consequently, the Company is not utilizing Rule 10A-3 exemptions from the SEC’s requirements for Audit Committee member independence. The Board of Directors has determined that Mr. Moore is a qualified financial expert as defined by the Rules of the Securities and Exchange Commission and NASDAQ. The Company has a Code of Business Conduct, which includes a hotline number for accounting and controls grievances. The Chairman of the Audit Committee can be contacted directly about such grievances through procedures in the Code of Business Conduct. The Code of Business Conduct is posted on the Company’s Web site and available for viewing at www.seabulkinternational.com.

     The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all executive officers of the Company and general policy matters relating to compensation and benefits of employees of the Company. The Compensation Committee supervises the administration of the Company’s Management Annual Incentive Compensation Plan by reviewing and recommending for approval by the Board bonuses consistent with the Plan. The Compensation Committee has oversight responsibility for the Amended and Restated Equity Ownership Plan and reviews and approves grants under the Plan for review and ratification by the Board. Together with the CEO, the Compensation Committee is also responsible for executive succession planning. Its current members are Messrs. Keiser (Chairman), Benacerraf and Lapeyre.

     The Finance Committee was formed in August 2003. The Finance Committee reviews and advises the Board and the Company’s management on the Company’s financial policies, plans and programs, capital structure, tax policies, as well as the Company’s credit facilities, credit ratings, insurance programs, investment management of the Company’s benefit plans and related matters. Its current members are Messrs. Moore (Chairman), Benacerraf, Cressy and Lapeyre.

     The Nominating and Corporate Governance Committee reviews and advises the Board and the Company’s management on the Company’s external affairs programs, such as legal and regulatory compliance, communications and crisis planning programs, as well as the Company’s strategic initiatives. It also monitors the Company’s investor relations initiatives, corporate governance procedures, and internal, non-accounting grievance procedures. Dr. Cressy, the Committee’s chairman, is the only independent member of the Committee. He can be contacted directly through procedures in the Code of Business Conduct for ethics and conflicts of interest grievances. The Committee reviews director qualifications and performance on an annual basis and recommends directors for appointment and election to the Board of Directors, subject to the terms of the Stockholders Agreement among the Company and the Investors dated as of September 13, 2002. Each of the Board members up for re-election was found by the Committee to possess appropriate experience and background for the position. The Committee did not receive any other nominees for director from any other shareholders. The Committee does not have a policy with regard to consideration of director candidates recommended by shareholders. The Company does not believe that it is necessary or appropriate for the Committee to have such a policy due to the fact that the Company is controlled by two groups of shareholders who hold approximately 75% of the shares of the Company and that the Stockholders Agreement (see below) provides for selection of a majority of the Company’s directors by the controlling shareholders, as well as provisions governing the remaining directors. The Committee also reviews in detail the qualifications of the chairman of the Audit Committee and its members under SEC and Nasdaq requirements. The Committee has not established a formal process for shareholders to send communications to the Board, other than as set out elsewhere in this proxy. It has not done so due primarily to its status as a controlled company in which the controlling shareholders hold approximately 75% of the shares of the Company. Neither the Board nor the Committee received shareholder recommendations during 2003. Its current members are Messrs. Cressy (Chairman), Leuschen and Webster.

     The Board of Directors held ten meetings during the year ended December 31, 2003. The Audit Committee held eight meetings; the Compensation Committee held three meetings; the Finance Committee, which was formed in August 2003, held one meeting; and the Nominating and Corporate Governance Committee held three meetings . The Company’s directors had an average rate of attendance of 91% at the meetings of the Board, 100% attendance at the meetings of the Audit Committee, 100% attendance at the meetings of the Compensation Committee, 75% attendance at the one meeting of the Finance Committee, and 89% attendance at the meetings of the Nominating and Corporate Governance Committee. The Annual Meeting of Shareholders in 2003 was attended by eight of the ten directors. The Company encourages its directors to attend the Annual Meeting of Shareholders and schedules a Board meeting on the same day. One director, Mr. Durkin, attended fewer than 75% of the Board meetings.

Stockholders Agreement

     The Stockholders Agreement among Nautilus Acquisition, L.P. (which we refer to as Nautilus in this proxy statement); C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment , L.P., and C/R Marine Coinvestment II, L.P. (which we refer to as the C/R Entities in this proxy statement) and the Company and amendments to the Company’s Certificate of Incorporation include several provisions intended, for certain periods following the closing of the change of control investment transaction completed in September 2002, to ensure independent director oversight of affiliated party transactions and to provide certain protective rights to minority shareholders.

Controlled Company Status

     New NASDAQ marketplace rules will require that the board of directors of NASDAQ listed companies consist of a majority of directors who are independent within the meaning of the rules. These rules also impose additional independence requirements on members of certain committees of the board. The Company has determined that, except with respect to the required independence of members of the Audit Committee, it is exempt from the application of these rules as a “controlled company,” as defined in the rules. The Company believes it qualifies as a controlled company under NASDAQ rules because more than 50% of the voting power of its capital stock is held by a single person, Nautilus.

Director Compensation

     Directors not employed by the Company are paid an annual retainer of $24,000 plus $1,500 per Board meeting and $1,000 per Committee meeting ($750 and $500, respectively, if telephonic) attended. They are reimbursed by the Company for reasonable out-of-pocket expenses incurred for attendance at such meetings in accordance with Company policy. All Committee chairmen not employed by the Company are also paid an annual retainer of $5,000.

     Under the Stock Option Plan for Directors, each director not employed by the Company is granted annual stock options exercisable for 4,000 shares. The Chairman of the Board of Directors, if not an employee of the Company, is entitled to receive annual stock options for 8,000 shares. In 2003 each of the outside independent directors, Messrs. Cressy, Keiser and Moore, was granted options to purchase 4,000 shares, and each of the six directors appointed as part of the investment transaction in September 2002 was granted 10,000 shares for their initial year of service. In his initial year, a director is granted options to purchase 10,000 shares on the date of the Annual Meeting. Thereafter each director not employed by the Company is eligible for grants of options to purchase 4,000 shares on every Annual Meeting date.

     The Board of Directors unanimously recommends that the shareholders vote FOR the election of Messrs. Benacerraf, Cressy, Durkin, Huseman, Keiser, Kurz, Lapeyre, Leuschen, Moore and Webster as Directors to serve for a term of one year.

     Election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting. Under the terms of the Stockholders’ Agreement among the Company; Nautilus Acquisition, L.P. (which we refer to as Nautilus in this proxy statement); C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment, L.P., and C/R Marine Coinvestment II, L.P. (which we refer to as the C/R Entities in this proxy statement); and Mr. Kurz, the parties to the Stockholders’ Agreement, other than the Company, have agreed, subject to the limitations described in the Stockholders’ Agreement, to vote the shares of our common stock owned by them to cause our Board of Directors to consist of ten members and be constituted as follows:

•	four directors will be designated by Nautilus,

•	two directors will be designated by the C/R Entities,

•	one director will be our Chief Executive Officer, and

•	three directors will be mutually acceptable independent directors.

     Pursuant to the Stockholders’ Agreement and as recommended by the Nominating and Corporate Governance Committee and the Board of Directors, the following Persons have been nominated to serve as directors:

•	Messrs. Benacerraf, Durkin, Webster and Huseman, as designees of Nautilus,

•	Messrs. Lapeyre and Leuschen, as designees of the C/R Entities,

•	Mr. Kurz, as our Chief Executive Officer, and

•	Messrs. Cressy, Keiser and Moore, as independent directors.

     Shares represented by the enclosed proxy will be voted for the election of the aforementioned candidates unless authority is withheld. If for any reason any of these directors is not a candidate for election as a director at the Meeting as the result of an event not now anticipated, the shares represented by the enclosed proxy will be voted for such substitute as shall be designated by the Board and the Investors pursuant to the Stockholders Agreement.

Executive Compensation

     The following table sets forth, with respect to the Chief Executive Officer and each of the four other most highly compensated individuals serving as executive officers whose annual remuneration exceeded $100,000 (the “Named Executives”), the compensation earned for services rendered during the years 2001 through 2003.

	Annual Compensation
					Restricted
				Other Annual	Stock		All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)		Compensation(5)
Gerhard E. Kurz	2003	$500,000	$100,000	$1,167	$746,750	(3)	$13,920	(6)
President and	2002	$394,327	$500,000	$1,114	—		$12,920
Chief Executive Officer	2001	$350,000	$315,000	$1,000	$296,250	(4)	$12,420
Hubert E. Thyssen	2003	$285,000	$46,000	$332	$96,900	(3)	$16,714
Vice President -	2002	$256,045	$60,000	$420	$—		$17,127
Offshore Division	2001	$256,045	$40,000	$420	$—		$16,547
Vincent J. deSostoa	2003	$215,000	$46,000	$167	$96,900	(3)	$12,896	(6)
Senior Vice President,	2002	$116,458	$41,000	$12,000	$—		$—
Chief Financial Officer and Treasurer	2001	$—	$—	$—	$—		$—
Larry D. Francois	2003	$197,051	$25,000	$7,827	$85,900	(3)	$7,640
Senior Vice President and	2002	$—	$—	$—	$—		$—
President of Seabulk Offshore, Ltd.	2001	$—	$—	$—	$—		$—
Alan R. Twaits	2003	$181,000	$36,000	$432	$92,900	(3)	$15,781	(6)
Senior Vice President, General Counsel and	2002	$180,250	$44,000	$1,190	$—		$11,768
Secretary	2001	$170,333	$30,000	$175	$—		$6,705

(1)	For 2003, reflects club dues in the amount of $1,167 for Mr. Kurz, $332 for Mr. Thyssen, $7,827 relocation expenses for Mr. Francois and professional dues of $167 for Mr. deSostoa and $432 for Mr. Twaits. For 2002, reflects dues in the amount of $1,114 for Mr. Kurz and $420 for Mr. Thyssen, $12,000 relocation expenses for Mr. deSostoa, and professional dues of $1,190 for Mr. Twaits. For 2001, reflects club dues in the amount of $1,000 for Mr. Kurz and $420 for Mr. Thyssen and professional association dues of $175 for Mr. Twaits.

(2)	The number and value of the aggregate restricted stock holdings of the Named Executives as of December 31, 2003 was 218,100 shares and $1,422,741, respectively. Of the aggregate, 28,100 shares of restricted stock will become non-forfeitable within three years from grant date, with those shares becoming non-forfeitable ratably in thirds on March 2, 2005, March 2, 2006, and March 7, 2007. Dividends will not be paid on the restricted shares.

(3)	For 2003, in addition to cash bonuses, bonuses in the form of restricted stock were granted to the Named Executives as set forth below. For Mr. Kurz, 75,000 shares of restricted stock become non-forfeitable on February 25, 2008; and 20,000 bonus shares become non-forfeitable ratably on March 2, 2005, 2006, and 2007. For each of Messrs. Thyssen and deSostoa, 10,000 shares of restricted stock become non-forfeitable on February 25, 2008; and 2,400 bonus shares become non-forfeitable ratably on March 2, 2005, 2006, and 2007, respectively. For Mr. Francois, 10,000 shares become non-forfeitable on February 25, 2008; and 1,300 bonus shares become non-forfeitable ratably on March 2, 2005, 2006, and 2007. For Mr. Twaits, 10,000 shares become non-forfeitable on February 25, 2008; and 2,000 bonus shares become non-forfeitable ratably on March 2, 2005, 2006, and 2007.

(4)	For 2001, reflects 75,000 shares of restricted stock in exchange for 75,000 unexercised stock options awarded pursuant to the Company’s Amended and Restated Equity Ownership Plan.

(5)	For 2003, reflects 401(k) contributions of $12,000 each for Messrs. Kurz and Twaits, $10,750 for Mr. deSostoa, $7,000 for Mr. Francois, retirement plan contributions of $16,714 for Mr. Thyssen and life insurance premiums of $1,920 for Mr. Kurz, $896 for Mr. deSostoa, $640 for Mr. Francois and $768 for Mr. Twaits and $640 for Mr. Francois. For 2002, reflects 401(k) contributions of $11,000 each for Messrs. Kurz and Twaits, retirement plan contribution of $17,127 for Mr. Thyssen and life insurance premium payments of $1,920 for Mr. Kurz and $768 for Mr. Twaits. For 2001, reflects 401(k) contributions of $10,500 for Mr. Kurz and $4,515 for Mr. Twaits, retirement plan contribution of $16,547 for Mr. Thyssen and life insurance premium payments of $1,920 for Mr. Kurz, and $640 for Mr. Twaits, and COBRA payments of $1,550 for Mr. Twaits.

(6)	Includes employer contributions to the deferred compensation plan of $1,250 for Mr. deSostoa, and $3,013 for Mr. Twaits.

Stock Options

     The following table contains information concerning stock options granted to each of the Named Executives in 2003.

					Potential Realizable Value
					at Assumed Annual Rates
		Percent Shares			of Stock Appreciation for
	Total Shares	Underlying			Option Term(1)
	Underlying	Options Granted	Per Share
Name	Options Granted	to Employees	Exercise Price	Expiration Date	5%	10%
Gerhard E. Kurz	100,000	19.4%	$8.00	02/25/13	$503,116	$1,274,994
Hubert E. Thyssen	55,000	10.7%	8.00	02/25/13	276,714	701,247
Vincent J. deSostoa	70,000	13.6%	8.00	02/25/13	352,181	892,496
Larry D. Francois	60,000	11.6%	8.00	02/25/13	301,869	764,996
Alan R. Twaits	60,000	11.6%	8.00	02/25/13	301,869	764,996

(1) The dollar amounts are the result of calculations at specified rates of appreciation and are not intended to forecast possible future appreciation.

     The following table contains information concerning the year-end value of unexercised options for each of the Named Executives:

	Number of Underlying Unexercised		Value of Unexercised In-the-Money
	Options at December 31, 2003		Options at December 31, 2003
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Gerhard E. Kurz	225,000	100,000	$429,750	$16,000
Hubert E. Thyssen	27,001	60,999	$45,739	$25,191
Vincent J. deSostoa	—	70,000	—	$11,200
Larry D. Francois	—	60,000	—	$9,600
Alan R. Twaits	14,667	67,333	$36,413	$27,807

Identification of Other Executive Officers

     In addition to the Named Executives, other executive officers of the Company are:

     Michael J. Pellicci — Vice President – Finance and Corporate Controller.

     Kenneth M. Rogers — Senior Vice President and President of Seabulk Towing.

     L. Stephen Willrich – Senior Vice President and President of Seabulk Tankers.

Certain Transactions with Management and Others, and Certain Business Relationships

     On August 5, 2003, the Company completed the offering of $150 million of Senior Notes (“Notes”) due 2013 through a private placement eligible for resale under Rule 144A and Regulation S. Credit Suisse First Boston LLC (CSFB) acted as our financial advisor, an initial purchaser of the Notes and joint-lead manager and sole lead book-running manager of the offering. CSFB received customary fees in the amount of $2 million for these services. CSFB is an affiliate of Credit Suisse First Boston (USA), Inc. One of Credit Suisse First Boston (USA), Inc.’s wholly owned subsidiaries, CSFB Private Equity, Inc., has a partnership interest in Nautilus GP, LLC, a general partnership which owns approximately 50% of the Company. The Company’s independent directors approved this transaction.

     As part of the equity investment transaction completed in September 2002, the Company, the investors, Nautilus Acquisition, L.P. (which we refer to as Nautilus in this proxy statement); C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment , L.P., and C/R Marine Coinvestment II, L.P. (which we refer to as the C/R Entities in this proxy statement) and Gerhard Kurz entered into a Stockholders Agreement dated as of September 13, 2002, which included provisions relating to the right of the investors to designate the majority of the directors on the Board of Directors, independent director oversight of affiliated party transactions, certain protective rights to minority shareholders, and related amendments to the Company’s Certificate of Incorporation and By-laws.

Recent Grants in 2004

     On March 2, 2004, the Compensation Committee and the Board of Directors granted stock options for 45,000 shares at market value of $10.00 per share that vest ratably over three years and restricted stock for 31,400 shares that become non-forfeitable ratably over three years to eight senior executives of the Company under the Company’s Amended and Restated Equity Ownership Plan. In addition, stock options for 102,000 shares were granted on March 2 at market value of $10.00 that vest ratably over three years to 13 other management employees.

Employment Agreements

     The Company has an employment agreement, as amended, with Mr. Kurz to serve as President and Chief Executive Officer. The agreement, which expires September 13, 2007, provides for an annual base salary of $500,000, subject to annual review by the Board of Directors for possible upward adjustment based on Company policy and contributions made by Mr. Kurz. Mr. Kurz is eligible for a bonus targeted to 100% of his base salary, based upon the Company’s achievement of performance targets agreed upon annually. As part of the employment agreement, he was granted options to purchase 75,000 shares of the Company’s Common Stock upon effectiveness of the agreement, and options to purchase an additional 225,000 shares, 112,500 of which vested on January 1, 2001, and 112,500 of which vested on December 31, 2002, which grants were approved by the Company’s stockholders under the Company’s Amended and Restated Equity Ownership Plan in June 2000. On December 3, 2001 the options for 75,000 shares were cancelled and in exchange Mr. Kurz was granted 75,000 shares of restricted stock pursuant to the Amended and Restated Equity Ownership Plan. The forfeiture restrictions lapsed as to 25,000 shares of restricted stock on December 4, 2001, and lapsed as to 50,000 shares on December 3, 2003. If Mr. Kurz’s employment is terminated by the Company “without cause” or for “good reason” (each as defined in the agreement), he is entitled to an amount equal to the sum of two times his annual base salary and two times his annual maximum bonus for the year in which termination occurs.

     In April 2003 the Company entered into Severance Agreements with four senior executives – Vincent deSostoa, Senior Vice President and Chief Financial Officer, Larry Francois, Senior Vice President and President of Seabulk Offshore, Hubert Thyssen, Vice President and Senior Vice President – International of Seabulk Offshore, and Alan R. Twaits, Senior Vice President, General Counsel and Secretary – which would provide for severance payments in the amount of one year’s salary and one year’s bonus in the event of future involuntary terminations without cause, including terminations after a change in control. The Agreements have an initial term of two years, with renewals for additional two year terms unless terminated by the Company. The Severance Agreements do not require shareholders’ approval.

Benefits Agreements

     In March 2003, the Company entered into a severance agreement with Andrew W. Brauninger in connection with his resignation as Senior Vice President and President of Seabulk Offshore. Under the agreement, the Company agreed to make a severance payment in the lump sum amount of $145,384. The agreement also includes provisions prohibiting Mr. Brauninger for a period from being involved in any business enterprise that competes with the Company and from disclosing or using the Company’s confidential information.

     In July 2002, the Company entered into an oral severance consulting arrangement with William R. Ludt in connection with his resignation as Senior Vice President and President of Seabulk Towing. Mr. Ludt was paid $37,268 from July 2002 through January 2003 for consulting services provided.

Management Annual Incentive Compensation Plan

     In March 2003 the Compensation Committee of the Board of Directors recommended and the Board of Directors approved a Management Annual Incentive Compensation Plan for eligible management employees. The Plan established a bonus pool for 2003 based on the Company’s targeted budget amounts for EBITDA (earnings before interest, taxes, depreciation and amortization) and for cash flow. Individual awards were based on various performance tests including EBITDA versus budget, cash flow versus budget, operating income versus budget, revenue versus budget, safety performance and individual performance, depending on whether the eligible employee is an administrative/corporate employee, operations employee or marketing employee. The purpose of the Plan is to incentivize management employees and align an important element of their compensation with the Company’s performance. The Plan does not require shareholder approval. Pursuant to the Plan the Compensation Committee recommended and the Board of Directors approved cash bonuses to 32 employees in the total amount of $732,500. In addition, seven senior executives were granted restricted stock, becoming non-forfeitable ratably over three years, in the aggregate amount of 31,400 shares, representing one-third of their bonus award and, in one case, two-thirds of his bonus award.

Executive Deferred Compensation Plan

     In February 2003 the Company established an Executive Deferred Compensation Plan for highly compensated employees as defined by the IRS. Under the Plan, an eligible employee may elect to defer up to 50% of his salary and 100% of bonuses and grants of restricted Company stock for periods of at least five years or until retirement. Income tax on deferred amounts is payable when distributed to the employee after such deferral periods. The Company is permitted to make contributions to the Plan. Salary, bonus and restricted stock deferred by employees under the Plan are funded into a trust for the benefit of the eligible employees. The Company together with an outside consultant/administrator administers the Plan. The Deferred Compensation Plan does not require shareholder approval.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee is responsible for supervising the Company’s executive compensation policies and reviewing, recommending and approving for review and ratification by the Board employee stock compensation awards under approved plans. The Committee is also responsible for reviewing and recommending to the Board officers’ salaries and bonuses under the Company’s Management Annual Incentive Compensation Plan, significant changes in executive employee benefits, other forms of remuneration and compensation policies as it deems appropriate, compliance with SEC and Nasdaq rules regarding executive compensation, and executive succession strategies. The Compensation Committee is composed of three directors who are not employees of the Company.

Compensation Philosophy

     The Company’s executive compensation program is designed to attract, retain, and motivate highly qualified and experienced senior management. The Compensation Committee believes that these objectives can best be obtained by directly tying executive compensation to meeting annual and long-term financial performance goals and to appreciation in the Company’s stock price. In accordance with these objectives, the total compensation program for the executive officers of the Company and its subsidiaries consists of three components, which are examined and utilized by the Compensation Committee:

(1)	base salary;

(2)	annual performance bonuses based upon achievement of company and business unit financial and operational performance criteria and individual performance goals, as set out in the terms of the Management Annual Incentive Compensation Plan; and

(3)	long-term equity incentives such as stock options and restricted stock grants, which may vest over a period of years.

     To assist in making its decisions, the Committee utilizes outside consultants and data to assure the three components are aligned with the compensation philosophy. During the year the Committee meets with the executives of the Company and reviews Company performance to assist with its review of individual compensation. The Committee also receives detailed performance reviews and recommendations from the CEO on all executives to aid in its determination of individual recommendations to the Board.

Base Salary

     The base salaries of the Company’s executive officers are reviewed annually by the Compensation Committee and are set at levels reflecting the responsibilities of the position, the level of experience required to effectively perform the requirements of the position, individual performance, and industry and comparable company standards. Base salaries are established in conjunction with individual performance evaluations and on the recommendations of the CEO. The Company’s financial performance is an important factor. To assist in establishing salary levels, the Compensation Committee may from time to time take into consideration salary levels of executives at other comparable companies in the marine industry and at other companies of comparable size in the geographic region of the Company.

Annual Bonus

     The Company’s Management Annual Incentive Compensation Plan is intended to promote superior performance by (i) aligning annual management incentive compensation with financial and operating performance metrics that create long term shareholder value and appreciation in the Company’s stock price, and (ii) making management incentive compensation a material and important part of an executive’s total compensation. In calculating bonuses, the Compensation Committee examines both objective performance, in which a given executive’s performance is measured in terms of Company and business unit financial and operational results compared to budgeted targets, as well as individual goals and subjective performance. Management employees’ individual bonuses are based upon a percentage of their base salaries, and can go up or down based on Company and business unit financial and operational performance as well as personal performance. The Company’s budgeted bonus pool is calculated based upon the target percentage of eligible executives’ current salary, assuming Company and individual performance goals are achieved. The bonus pool amount can go up or down based upon the Company’s performance against budgeted EBITDA (earnings before interest, taxes, depreciation, and amortization) and cash flow.

     For 2003 the Committee recommended and approved, and the Board reviewed and approved bonuses for executives generally below Plan target levels based on the performance of the Company and its business units. For seven key executives a portion of the bonus was paid in restricted stock, becoming non-forfeitable over three years, to further align them with the interests of the shareholders. The restricted stock was granted from shares under the Company’s approved Amended and Restated Equity Ownership Plan.

Long-Term Incentives

     The Compensation Committee believes that it is important to provide executive officers incentive compensation based upon the Company’s stock price performance, thus aligning the interests of its executive officers with those of its shareholders and encouraging them to contribute to the Company’s long-term success. Executive officers are eligible to receive awards of stock options and restricted stock which vest over a period of years. These equity based incentive awards are structured to encourage key employees to remain in the service of the Company.

CEO Compensation

     In setting the compensation payable to the Company’s Chairman, President and Chief Executive Officer, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary which is (a) competitive with that paid by comparable companies within the industry ; (b) competitive with that paid by companies outside the industry with which the Company competes for executive talent; and (c) commensurate with the high risks inherent in the waterborne transportation of petroleum and chemical products; the strict governmental regulation of such operations and large penalties provided by law in certain instances of groundings, collisions, and spills; and the complexities of the Chief Executive Officer’s duties and responsibilities growing out of the Company’s diverse operations within its three segments; and (ii) make a significant percentage of the total compensation package contingent upon the Company’s performance and financial results. The employment agreement for the Chief Executive Officer provides for base salary compensation and also targets annual bonus to salary. His bonus is also based on the Management Annual Incentive Compensation Plan described above. For 2003 the Committee reviewed the Chief Executive Officer’s contribution to the Company’s financial and operating performance together with the Company’s financial and operating targets in awarding his bonus, which was then reviewed and approved by the Board. For 2003 a substantial portion of the Chief Executive Officer’s bonus was paid in restricted stock becoming non-forfeitable over three years, to further align him with the interests of the shareholders.

COMPENSATION COMMITTEE
Robert L. Keiser, Chairman
Ari J. Benacerraf
Pierre F. Lapeyre, Jr.
March 30, 2004

Compensation Committee Interlocks and Insider Participation

     During 2003, the Compensation Committee consisted of Messrs. Keiser, Benacerraf and Lapeyre. There were no Compensation Committee interlock relationships or insider participation for the year ended December 31, 2003.

Report of the Audit Committee

     The Audit Committee of the Board was composed of three independent directors during the fiscal year 2003. The Audit Committee operates under a charter, which was amended and approved by the Board in October 2003and which is attached as Exhibit A to this Proxy Statement. (The charter is also available for viewing, like our other Committee charters, on our Web site at www.seabulkinterntional.com.) Under the guidelines of the charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the accurate preparation of the financial statements and maintaining the reporting process and systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, and the reasonableness of significant judgments.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by SAS 61, and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. l. In addition, the Committee discussed with the independent auditors the auditors’ independence from management, the Company and the Board, including the matters in the written disclosures required by the Independence Standards Board.

     The Committee engaged the Company’s independent auditors, discussed with them the overall scope and plans for the audit, and approved their remuneration for 2003. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held eight meetings during fiscal year 2003 with the independent auditors present.

     The Committee met with the Company’s management, and an independent accounting firm which was engaged to assist the Company in performing accounting and financial controls reviews and testing, in response to the requirements of section 404 of the Sarbanes Oxley Act. In addition, the Committee reviewed with management the elements and compliance requirements of other applicable sections of the Sarbanes Oxley Act, including the independent director requirement for membership on the Audit Committee, the financial expert criteria for the chairman for the Audit Committee, and the disclosure and certification requirements of the CEO and CFO under the Sarbanes Oxley Act in connection with the filing of the Company’s financial reports.

     During 2003 the Company also established an audit services department with an internal audit function which reports to the Committee.

     In reliance on the reviews and discussions referred to above, the Committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder approval, the selection of the Company’s independent auditors for fiscal year 2004.

AUDIT COMMITTEE
Thomas P. Moore, Jr., Chairman
Peter H. Cressy
Robert L. Keiser March 29, 2004

Relationship with Independent Accountants

     Ernst & Young LLP (“E&Y”) is the independent accounting firm that audits the financial statements of the Company and its subsidiaries.

     Principal Accountant Fees and Services.

     Ernst & Young, LLP (“E&Y”) is the independent accounting firm that audits the financial statements of the Company and its subsidiaries and is the principal accountant for the audit of the Company.

     Aggregate fees for professional services rendered for the Company by E&Y in 2003 and 2002 were:

	2003	2002
Audit Fees	$1,082,173	$837,363
Audit-Related Fees	58,121	85,439
Tax Fees	28,296	84,106

Total	$1,168,590	$1,006,908

     Audit fees relate to the audit services and quarterly reviews, as well as the preparation of comfort letters, consents and review of documents filed with the SEC. Audit-related fees relate primarily to the audits of the Company’s benefit plans and accounting research and consultation. Tax fees relate to tax planning and consulting services and preparation and review of our tax returns.

     The Audit Committee pre-approves all audit, audit-related, and non-audit services provided by the Company’s independent auditor prior to the engagement of the independent auditor with respect to such services. In addition to separately approved services, the Audit Committee’s pre-approval policy provides for pre-approval of specifically described audit, audit-related, and non-audit services on an annual basis. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Company believes that each such person complied with such filing requirements during the fiscal year ended December 31, 2003.

Common Stock Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 10, 2004 by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock, (ii) each director of the Company and each nominee, (iii) each Named Executive, and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

	Shares	Percent
Name and Address of	Beneficially	Beneficially
Beneficial Owner(1)	Owned(2)(3)	Owned(2)
Nautilus Acquisition, L.P(4)	11,820,195	50.2%
c/o DLJ Merchant Banking Partners 11 Madison Avenue New York, New York 10010
C/R Marine Non-U.S. Partnership, L.P.(5)	3,757,500	16.0%
c/o Riverstone Holdings LLC 712 Fifth Avenue, 19thFloor New York, New York 10019
C/R Marine Domestic Partnership, L.P.(5)	1,219,016	5.2%
c/o Riverstone Holdings LLC 712 Fifth Avenue, 19th Floor New York, New York 10019
C/R Marine Coinvestment, L.P.(5)	512,999	2.2%
c/o Riverstone Holdings LLC 712 Fifth Avenue, 19th Floor New York, New York 10019
Gerhard E. Kurz	425,000	1.8%
C/R Marine Coinvestment II, L.P.(5)	368,316	1.6%
c/o Riverstone Holdings LLC 712 Fifth Avenue, 19th Floor New York, New York 10019
Hubert E. Thyssen	55,484	*
Alan R. Twaits	45,000	*
Robert L. Keiser	27,000	*
Thomas P. Moore, Jr.	26,000	*
Peter H. Cressy	22,000	*
Vincent J. deSostoa	29,900	*

	Shares	Percent
Name and Address of	Beneficially	Beneficially
Beneficial Owner(1)	Owned(2)(3)	Owned(2)
Larry D. Francois	26,300	*
Ari J. Benacerraf(6)	10,000	*
c/o DLJ Merchant Banking Partners 11 Madison Avenue New York, New York 10010
David A. Durkin(7)	10,000	*
c/o DLJ Merchant Banking Partners 11 Madison Avenue New York, New York 10010
Kenneth V. Huseman	10,000	*
Pierre F. Lapeyre, Jr.	10,000	*
David M. Leuschen	10,000	*
Steven A. Webster(8)	10,000	*
All executive officers and directors as a group (14 persons)	716,684	3.0%

*	Less than one percent

(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

(2)	Includes shares issuable upon the exercise of options that have vested and are exercisable within 60 days of the date of the filing of this Form 10-K. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)	Includes shares of restricted stock issued but which only become non-forfeitable in the future.

(4)	Includes 11,737,830 shares of our common stock owned by Nautilus Acquisition, L.P. (which we are referring to as Nautilus). Also includes 82,365 shares of our common stock issuable upon exercise of our Common Stock Purchase Warrants held by Nautilus, which warrants have an exercise price of $0.01 per share. Nautilus Intermediary, L.P., Nautilus’ sole general partner (which we refer to as Nautilus Intermediary in this proxy statement), Nautilus AIV, L.P., Nautilus Intermediary’s sole general partner (which we refer to as Nautilus AIV in this proxy statement) and Nautilus GP, LLC, Nautilus AIV’s managing general partner (which we refer to as Nautilus GP in this proxy statement), may be deemed to have beneficial ownership with respect to our securities held by Nautilus. We are referring to Nautilus, Nautilus Intermediary, Nautilus AIV and Nautilus GP collectively as the Nautilus Entities in this proxy statement. The partnership agreements of each of Nautilus, Nautilus Intermediary and Nautilus AIV grant, directly or indirectly, the exclusive management and decision making authority (including voting and dispositive power) with respect to our securities held by Nautilus to Nautilus GP. The members of Nautilus GP are W.M. Craig, Jonathan Dean, Kenneth V. Huseman and Credit Suisse First Boston Private Equity, Inc. (which we are referring to as CSFBPE in this proxy statement). DLJ Merchant Banking Partners III, L.P. (which we are referring to as Partners III in this proxy statement) is a limited partner of Nautilus Intermediary. Certain investment partnerships affiliated with Partners III (which, collectively with Partners III, we are referring to as the CSFBPE Funds in this proxy statement) are the limited partners of Nautilus. DLJ Merchant Banking III, L.P. is also a general partner of Nautilus AIV, however, it does not have any decision making authority (including voting and dispositive power) with respect to the investment in us. Credit Suisse First Boston, a Swiss bank (which we are referring to as the Bank in this proxy statement) owns a majority of the voting stock of Credit Suisse First Boston, Inc., which in turn owns all of the voting stock of Credit Suisse First Boston (USA), Inc. (which we are referring to as CSFB-USA in this proxy statement). CSFBPE is a subsidiary of CSFB-USA and the CSFBPE Funds are merchant banking funds managed by subsidiaries of CSFB-USA. While the Bank and its subsidiaries, to the extent that they constitute part of the investment banking business (which we are collectively referring to as the CSFB Entities in this proxy statement) of Credit Suisse First Boston business unit, disclaim beneficial ownership of our securities held by Nautilus, as a result of the relationship of the CSFB Entities to, and the pecuniary interest of the CSFB Entities in, Partners III, Nautilus AIV and CSFBPE as described above, the CSFB Entities may be deemed to beneficially own our securities held by Nautilus. The ultimate parent company of the Bank is Credit Suisse Group (which we are referring to as CSG in this proxy statement). CSG disclaims beneficial ownership of the securities owned by its direct and indirect subsidiaries, including Nautilus. Due to their interest in Nautilus GP, Messrs. Craig, Dean and Huseman may be deemed to beneficially own the shares of our common stock held by Nautilus. Messrs. Craig, Dean and Huseman disclaim any such beneficial ownership. The Nautilus Entities and the CSFB Entities may be considered a group together with the Carlyle/Riverstone Investment Partnerships ((as defined in Note (5) below)) and therefore be deemed to beneficially own the shares beneficially owned by the Carlyle/Riverstone Investment Partnerships, but no such entity affirms the existence of any such group. Each of the Nautilus Entities and the CSFB Entities disclaim any such beneficial ownership ..

(5)	The share numbers in the above table represent the shares of common stock owned by C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine Coinvestment L.P., and C/R Marine Coinvestment II, L.P. (collectively referred to as the “Carlyle/Riverstone Investment Partnerships”). Includes 5,816,649 shares of our common stock owned by the Carlyle/Riverstone Investment Partnership and 41,182 shares of our common stock issuable upon exercise of our common stock purchase warrants held by the Carlyle/Riverstone Investment Partnerships, which warrants have an exercise price of $0.01 per share. C/R Marine GP Corp. exercises investment discretion and control over the all shares held by the Carlyle/Riverstone Investment Partnerships directly through its capacity as the sole general partner of the Carlyle/Riverstone Investment Partnerships. William E. Conway, Jr., Daniel A. D’Aniello, David M. Rubenstein, Pierre F. Lapeyre, Jr., David M. Leuschen and Jim H. Derryberry, as the officers and directors of C/R Marine GP Corp., may be deemed to share beneficial ownership of the shares shown as beneficially owned by the Carlyle/Riverstone Investment Partnerships. Such persons disclaim such beneficial ownership. Each of the Carlyle/Riverstone Investment Partnerships may be deemed to beneficially own the shares by the other the Carlyle/Riverstone Investment Partnerships. Such partnerships disclaim such beneficial ownership. Such entities may be considered a group together with Nautilus and therefore be deemed to beneficially own the shares owned by Nautilus. Such entities disclaim any such beneficial ownership.

(6)	Mr. Benacerraf disclaims any beneficial ownership of the shares referred to in footnote 4 above.

(7)	Mr. Durkin disclaims any beneficial ownership of the shares referred to in footnote 4 above.

(8)	Mr. Webster disclaims any beneficial ownership of the shares referred to in footnote 4 above.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2003 about the shares of the Company’s common stock issuable under the equity compensation plans maintained for employees and directors.

			Number of
			securities
	Number of securities to	Weighted average	remaining
	be issued upon exercise of	exercise price of	available for
Plan category	outstanding options	outstanding options	future issuance
Equity compensation plans approved by security holders	1,203,000	$7.35	1,203,164

Equity compensation plans not approved by security holders	—	—	—

Total	1,203,000	$7.35	1,203,164

Performance Graph

     The following graph compares the performance of the Company’s Common Stock to the cumulative total return to shareholders of (i) the stocks included in the NASDAQ National Market — United States Index and (ii) the Company’s Peer Group Index for the same period, in each case assuming the investment of $100 on January 1, 1999. The Company’s Peer Group Index consists of Kirby Corp., Maritrans, Inc., Seacor Smit, Inc., Stolt-Nielsen, S.A., Tidewater, Inc., and Trico Marine Services.

	12/31/98	9/28/99	12/31/00	12/31/01	12/31/02	12/31/03
SEABULK INTERNATIONAL, INC.	100.00	10.62	182.50	71.00	110.60	163.20
PEER GROUP INDEX	100.00	109.44	176.60	150.36	141.40	145.29
NASDAQ MARKET INDEX	100.00	123.55	114.69	91.42	63.77	95.88

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2004. The appointment of independent public accountants by the Audit Committee is submitted annually for ratification by the shareholders. A representative of Ernst & Young LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

     Ratification of the selection of the Company’s independent public accountants requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the meeting. The Board unanimously recommends that the stockholders vote FOR the appointment of Ernst & Young LLP as the Company’s independent public accountants for the year ending December 31, 2004.

3. OTHER MATTERS

     The Board of Directors has no knowledge of any additional business to be presented for consideration at the Meeting. Should any such matters properly come before the Meeting or any adjournments thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of the Meeting. Certain financial and other information regarding the Company, including audited consolidated financial statements of the Company and its subsidiaries for the last fiscal year, is included in the Company’s 2003 Annual Report to Shareholders mailed with this Proxy Statement.

     Shareholders may obtain a copy of the Company’s Annual Report on Form 10-K and the schedules thereto by writing to Alan R. Twaits, Senior Vice President, General Counsel and Secretary, Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida 33316. Additional copies of this Proxy Statement and the accompanying proxy also may be obtained from Mr. Twaits.

     A list of shareholders of record entitled to be present and vote at the Meeting will be available at the offices of the Company for inspection by the shareholders during regular business hours from May 3, 2004 to the date of the Meeting. The list will also be available during the Meeting for inspection by shareholders who are present. Votes will be tabulated by an automated system administered by Mellon Investor Services, LLC, the Company’s transfer agent.

     In order to assure the presence of the necessary quorum at the Meeting, please vote by phone or Internet or sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. Signing and returning the proxy will not prevent you from attending the Meeting and voting in person, should you so desire.

SHAREHOLDER PROPOSALS FOR THE
2005 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal for consideration at the Annual Meeting of Shareholders to be held in 2005 must submit such proposal in accordance with the rules of the Securities and Exchange Commission. In order for a proposal to be included in the proxy materials relating to the 2005 Annual Meeting, it must be received by the Company no later than December 10, 2004. If a shareholder intends to submit a proposal at the 2005 Annual Meeting of Shareholders that is not eligible for inclusion in the proxy materials relating to that meeting, the shareholder must do so no later than February 28, 2005. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the 2005 Annual Meeting of Shareholders. Such proposals and notice should be addressed to Alan R. Twaits, Senior Vice President, General Counsel and Secretary, Seabulk International, Inc., 2200 Eller Drive, P.O. Box 13038, Ft. Lauderdale, Florida 33316.

SEABULK INTERNATIONAL, INC.

By:	/s/ Alan R. Twaits
Title: Secretary

EXHIBIT A

SEABULK INTERNATIONAL, INC.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter annually and obtain the approval of the Board of Directors for any revisions. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company and if they are otherwise in compliance with the Sarbanes-Oxley Act, SEC rules, and NASDAQ rules. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial and/or financial management expertise in order to qualify as a financial expert under SEC rules.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, the investment community, and others. This oversight responsibility relates to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs, including employee complaint and grievance procedures relating to internal financial controls and accounting as established by management and the Board and reviewed and monitored by the Committee. In so doing, it is the responsibility of the Committee to maintain free and open communication among its members, the independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain independent outside counsel, consultants, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. Additionally, the Audit Committee shall have responsibility for hiring and firing the Company’s independent external auditors, and for fee arrangements with the independent external auditors.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders. The Committee shall have the authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company’s independent auditors, subject to shareholders’ approval.

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the result of their examinations.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

[card front]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SEABULK INTERNATIONAL, INC. — COMMON STOCK PROXY — for the Annual Meeting of Shareholders at 10:30 a.m. local time, Thursday, May 27, 2004 at the Port Everglades Administration Building, 1850 Eller Drive, Fort Lauderdale, Florida.

     The undersigned hereby appoints Gerhard E. Kurz and Alan R. Twaits, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of Seabulk International, Inc. held of record by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 12, 2004, as follows:

1.	ELECTION OF TEN DIRECTORS FOR A ONE-YEAR TERM

Nominees: Ari J. Benacerraf, Peter H. Cressy, David A. Durkin, Kenneth V. Huseman, Robert L. Keiser, Gerhard E. Kurz, Pierre F. Lapeyre, Jr., David M. Leuschen, Thomas P. Moore, Jr. and Steven A. Webster

/ /	FOR all Nominees	/ /	WITHHELD as to all Nominees

FOR, except vote withheld as to the following nominee(s):

/ /

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2004

/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted for Messrs. Benacerraf, Cressy, Durkin, Huseman, Keiser, Kurz, Lapeyre, Leuschen, Moore and Webster as Directors, for proposal 2, and in the discretion of the Proxy or Proxies on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

[card reverse]

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING     /   /          CALL 954-524-4200, x333 TO CONFIRM YOUR ATTENDANCE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW     /   /

Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 2004 Annual Meeting and Proxy Statement and 2003 Annual Report to Shareholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE	DATE	SIGNATURE	DATE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet: http://www.proxyvote.com — Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Telephone: 1-800-840-1208 – Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Mail: Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.